Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D originally filed on September 15, 2003 (including additional amendments thereto) with respect to the shares of Common Stock, par value $.40 per share, of CPI Corp.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  October 2, 2009

RAMIUS MULTI-STRATEGY MASTER FUND LTD		RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD
By:	Ramius Advisors, L.L.C.,	By:	RGC Starboard Advisors, LLC,
	its investment advisor		its investment manager
By:	Ramius LLC,	By:	Ramius LLC,
	its sole member		its sole member
By:	C4S & Co., L.L.C.,	By:	C4S & Co., L.L.C.,
	its managing member		its managing member

RAMIUS MERGER ARBITRAGE MASTER FUND LTD		RCG STARBOARD ADVISORS, LLC
By:	Ramius Advisors, L.L.C.,	By:	Ramius LLC,
	its investment advisor		its sole member
By:	Ramius LLC,	By:	C4S & Co., L.L.C.,
	its sole member		its managing member
By:	C4S & Co., L.L.C.,
its managing member

RCG PB, LTD.		RAMIUS LLC
By:	Ramius Advisors, L.L.C.,	By:	C4S & Co., L.L.C.,
	its investment advisor		as managing member
By:	Ramius LLC,
its sole member
By:	C4S & Co., L.L.C.,
its managing member

RAMIUS ADVISORS, L.L.C.		RAMIUS ENTERPRISE MASTER FUND LTD
By:	Ramius LLC,	By:	Ramius Advisors, L.L.C.,
	its sole member		its investment advisor
By:	C4S & Co., L.L.C.,	By:	Ramius LLC,
	its managing member		its sole member
		By:	C4S & Co., L.L.C.,
its managing member

C4S & CO., L.L.C.

By:	/s/ Jeffrey M. Solomon
	Name:	Jeffrey M. Solomon
	Title:	Authorized Signatory

/s/ Jeffrey M. Solomon
JEFFREY M. SOLOMON Individually and as attorney-in-fact for Peter A. Cohen, Morgan B. Stark and Thomas W. Strauss